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                                                                    EXHIBIT 3.13

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                            BUSINESS CORPORATIONS ACT                     FORM 1
                                   (SECTION 6)

                               CONSUMER AND
[Letterhead of Alberta]   CORPORATE AFFAIRS            ARTICLES OF INCORPORATION
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     1.   NAME OF CORPORATION.

NORTH AMERICAN ENGINEERING INC.

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     2.   THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS
          AUTHORIZED TO ISSUE.

PLEASE SEE ATTACHED SCHEDULE "A"

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     3.   RESTRICTIONS IF ANY ON SHARE TRANSFERS.

No shares shall be transferred without the prior approval of a majority of the Directors of the Corporation.

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     4.   NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS.

Minimum One (1) - Maximum Ten (10)

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     5.   IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS,
          SPECIFY THE RESTRICTIONS.

NONE

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     6.   OTHER PROVISIONS IF ANY.

PLEASE SEE ATTACHED SCHEDULE "B"

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     7.   DATE:
                 August 10, 1990
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  INCORPORATORS NAMES:       ADDRESS (INCLUDING POSTAL CODE)        SIGNATURE
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DAVID J. ROSS             #600, 12220 Stony Plain Road         /s/ David J. Ross
                          Edmonton, Alberta T5N 3Y4
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 FOR DEPARTMENTAL USE ONLY         Item 7-authorized by Betty      90/08/10/(R)/

 CORPORATE ACCESS NO. / / / / / / / / /           INCORPORATION DATE
 CCA-06.101

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                  SCHEDULE "A" TO THE ARTICLES OF INCORPORATION

2.        The Corporation is authorized to issue:

          (a)  an unlimited number of Class "A" Common Voting Shares;

          (b)  an unlimited number of Class "B" Common Non-Voting Shares;

          (c)  an unlimited number of Class "P" Preferred Shares.

          all with the rights, restrictions, conditions and limitations set out as follows:

THE CLASS "A" AND CLASS "B" COMMON SHARES SHALL CARRY AND BE SUBJECT TO THE FOLLOWING RIGHTS, RESTRICTIONS, CONDITIONS AND LIMITATIONS:

1.   VOTING
     ------

1.1 The holders of the Class "A" Common Shares in the Corporation shall be entitled to notice of and to attend at meetings of the Shareholders of the Corporation, and shall be entitled to one (1) vote in respect of each such share so held and the holder shall also be entitled to consent to and sign a resolution in writing to be signed by the Shareholders of the Corporation.

1.2 Except as provided in the Business Corporations Act, as amended from time to time, the holders of the Class "B" Common Shares shall not, as such, be entitled to vote at, nor to receive notice of or attend shareholders meetings nor shall the holders be entitled to consent to or sign a resolution in writing to be signed by the shareholders of the Corporation.

2.   DIVIDENDS
     ---------

2.1 The holders of the Class "A" Common Shares or Class "B" Common Shares shall be entitled to receive a dividend when, as, and if declared by the Directors of the Corporation on the Class "A" Common Shares or Class "B"

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                                     - 2 -

     Common Shares, as the case may be. Dividends may be declared and paid on the Class "A" Common Shares or the Class "B" Common Shares to the complete exclusion of dividends being declared and paid on any other class or classes of shares of the Corporation. Provided however, no dividends shall be declared on such shares if to do so would impair the ability of the Corporation to redeem the then outstanding Preferred Shares in the capital stock of the Corporation.

3.   WINDING-UP
     ----------

3.1 In the event of liquidation, dissolution or winding up of the corporation or other distribution of the assets of the corporation among shareholders for the purpose of winding up its affairs, the holders of the Class "A" Common Shares and Class "B" Common Shares shall rank pari passu with one another to receive any remaining balance of the assets and properties of the corporation after payment of return of capital and any declared but unpaid dividends to the holders of the Preferred shares herein referred to.

THE CLASS "P" PREFERRED SHARES SHALL HAVE THE FOLLOWING RIGHTS:

The Class "P" Preferred Shares, or any one or more of them, may be issued with such preferred, deferred or other special rights or such restrictions, whether with regard to voting, return of share capital or otherwise, and in particular and without restricting the generality of the foregoing: on the terms that any share is, or at the option of the corporation is liable to be redeemed or purchased as the Directors may from time to time determine, or on the terms that any preferred share shall at the option of the holder be redeemed or purchased by the corporation, or containing both of such terms, or one of such terms to the exclusion of the other, and further that any one or more preferred share may, at the discretion of the Directors of the corporation, carry any one or more of the following rights, that is to say, the right to be redeemed or purchased at a consideration in excess of the price for which the Preferred shares were issued; and either the right to cumulative or non-cumulative preferential dividend at such rate and on such amount of the capital thereof as may be determined by the Directors of the corporation payable at such time or times and at such place or places as the Directors may determine. The Class "P" Preferred Shares may from time to time be issued in one or more series and the Directors may, by resolution from time to time before issuance, fix the description, rights, restrictions, conditions and limitations attaching to the shares of each series.

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                                  SCHEDULE "B"
                                  ------------

Other Provisions, if any:

(i)  The number of Shareholders, exclusive of:

     (a)  persons who are in its employment and are shareholders, and

     (b) persons who, having been formerly in the employment of the Corporation, were, while in its employment, shareholders and have continued to be Shareholders of the Corporation after termination of that employment, is limited to not more than fifty (50) persons, two or more persons who are joint registered owners of one or more shares being counted as one shareholder.

(ii) There shal1 be no invitation to the public to subscribe for any securities of the Corporation.